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                                     EXHIBIT 5

                          OPINION OF GARY BLUM RELATING TO
                          ISSUANCE OF SHARES OF SECURITIES
                   PURSUANT TO THE ABOVE COMPENSATION AGREEMENTS


                                  Law Offices of
                                     Gary Blum

                           3278 Wilshire Blvd., Suite 603
                                Los Angeles, CA  90010
                       Voice: 213-381-7450  Fax: 213-384-1035


                                   June 17, 1998

Securities and Exchange Commission
450 Fifth Street, NW Judiciary Plaza
Washington, DC  20549

     RE : LEGAL OPINION FOR COLECCIONES DE RAQUEL, INC.
     S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

     This office represents COLECCIONES DE RAQUEL, INC., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 4,300,000 shares of the Registrant's Common Stock issuable pursuant to "Compensation Agreements Between Registrant and John Vanover, and A. R. Hardy and Associates" for performance of certain consulting and management services (the "Registered Securities"). In connection with my representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

     Based on the foregoing, it is my opinion the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     I acknowledge that I am referred to under the heading "Legal Matters" in the Prospectus which is part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and I hereby consent to such use of my name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                   /s/ Gary Blum

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